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PROXY                   ZEBRA TECHNOLOGIES CORPORATION                     PROXY
               PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER  , 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) hereby appoint(s) Edward L. Kaplan and Gerhard Cless, and each of them, with power of substitution, as attorneys and proxies for and in the name and place of the undersigned, and hereby authorizes them to represent and to vote all of the shares of Class A Common Stock and Class B Common Stock of Zebra Technologies Corporation held of record as of
             , 1998 which the undersigned is entitled to vote at the Special Meeting of Stockholders of Zebra Technologies Corporation to be held on
October   , 1998 at the Harris Trust and Savings Bank Auditorium, 111 West
Monroe Street, 8th Floor, Chicago, Illinois 60603, at 10:00 a.m. local time, and at any adjournment thereof.

               (continued, and to be signed, on reverse side)





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                         ZEBRA TECHNOLOGIES CORPORATION
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY /X/



                                                         For   Against   Abstain
1. PROPOSAL TO ISSUE ADDITIONAL SHARES                   / /     / /       / /
   OF CLASS B COMMON STOCK AS
   CONTEMPLATED BY THE MERGER
   AGREEMENT

                                                         For   Against   Abstain
2. PROPOSAL TO INCREASE THE NUMBER OF SHARES OF          / /     / /       / /
   CLASS A COMMON STOCK SUBJECT TO OPTIONS UNDER THE
   ZEBRA 1997 STOCK OPTION PLAN

3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.


Please sign exactly as the name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, limited liability company, or other entity, please sign in partnership, limited liability company or other entity name by an authorized person.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature_________________________________________DATE:___________________, 1998

Signature (if held jointly)_____________________________________________________


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED STOCKHOLDER(S).
IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2.